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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
JULY 12, 1999    CONTACT:  (FOR TODAY ONLY)                      212-456-7381
                                                       Disney:  John Dreyer
                                                             Christine Castro
                                                             Wendy Webb
                                                       Infoseek: Amanda Higgins
                                                             David Allen


THE WALT DISNEY COMPANY AND INFOSEEK CORPORATION TO COMBINE DISNEY'S BUENA VISTA INTERNET GROUP WITH INFOSEEK AND CREATE SINGLE INTERNET BUSINESS CALLED GO.COM

          New class of common stock to be issued to track performance of combined enterprise

     NEW YORK--The Walt Disney Company (NYSE:DIS) has reached an agreement with Infoseek Corporation (Nasdaq:SEEK) to combine its Buena Vista Internet Group
(BVIG) with Infoseek and create a single Internet business called go.com. A new class of common stock, which is expected to be traded on the New York Stock Exchange under the ticker symbol GO, will be issued to track the performance of the combined enterprise.

     The announcement was made today by Michael D. Eisner, chairman and CEO of The Walt Disney Company, and Harry Motro, president and CEO of Infoseek. It follows unanimous approval of the transaction by the Disney Board of Directors and the non-Disney members of the Infoseek Board of Directors.

     In the merger, Infoseek shareholders will receive 1.15 shares of go.com for each of their Infoseek shares. Given Disney's current approximate 42 percent ownership of Infoseek and contribution of 52.5 percent of the assets to the combined enterprise, Disney will have approximately a 72 percent retained interest in go.com following the merger. The transaction,

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which requires approvals by Disney shareholders and non-Disney Infoseek shareholders, is expected to close by the end of the calendar year.

     "Combining Disney's Internet assets with Infoseek takes our online strategy to the next level and reaffirms The Walt Disney Company's commitment to maintaining a leadership position on the Internet," Eisner said. "go.com will unlock the value and potential of our combined Internet assets and position them to ignite the marketplace with new products and services reaching millions of current and new users around the world."

     "The unmatched combination of the Disney and Infoseek Internet assets will create value for shareholders of both companies," Motro said. "go.com will have the benefit of a management and operational structure that can leverage the strength of The Walt Disney Company while retaining the operating flexibility required for Internet success. I know of no other Internet company that will be better positioned for success than go.com," he added.

     "This represents an important and historic strategic move for The Walt Disney Company," said Roy E. Disney, vice chairman. "It is consistent with the bold and visionary thinking that Disney has used to embrace new technology and media throughout its history."

     The combined businesses are expected to generate approximately $350 million in revenues for the current fiscal year, on a pro forma basis. Of this total, approximately $200 million represents Internet-related revenue, with the balance of the revenue coming from the Disney Catalog. Inclusion of the catalog will provide product sourcing, fulfillment and customer service infrastructure to support go.com's growth in online commerce.

     The Disney assets being contributed to go.com include Disney.com, Disney's Club Blast, The Disney Store Online, Disney Travel Online, Disney.com's international sites, Family.com, ABC.com, Oscar.com and ABCSports.com. Additional assets include a range of

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new web initiatives Disney is developing, such as: Family travel, Family shopping and Disney auctions. Disney also is contributing its share of the 10-year joint ventures it currently holds with Infoseek: ABC News Internet Ventures, which includes ABCNEWS.com, Mr. Showbiz and Wall of Sound; and ESPN Internet Ventures, which includes ESPN.com, NFL.com, NBA.com, WNBA.com, NASCAR.com and The ESPN Store Online. Disney will also extend the terms of these 10-year ventures to 99 years.

     go.com will continue to benefit from Disney's extensive media promotion platform, including the ABC Television Network, ABC Radio Network, numerous cable properties such as ESPN and Disney Channel, the Disney theme parks and resorts and other Disney media properties. The new business also will have the advantage of Disney's strong balance sheet and lower cost of capital.

  "Disney's Internet business, like the Internet itself, is only beginning to realize its potential," said Thomas O. Staggs, executive vice president and chief financial officer of Disney, who has been one of the chief architects of Disney's Internet strategy since its inception.

     Although Disney's first serious Internet initiatives began only in 1995, Staggs noted that the company already has created and assembled a wide variety of sports, news, entertainment and family content sites that are leaders in their respective categories. With Infoseek, it also launched the go.com portal, which combined Infoseek's user reach, services and unrivaled Internet search engine with Disney's global brand awareness. "Now, combining the businesses under go.com should enable us to move the business more nimbly and effectively," Staggs added.

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     The new structure will integrate management, align interests and eliminate operational redundancies, making it easier to pursue initiatives such as electronic commerce, international expansion, broadband, third-party partnerships and cross-network sponsorship opportunities that will increase the overall strength of the go.com portal. In addition, the tracking stock structure maintains an Internet-based currency for potential future strategic acquisitions.

     "We believe that our unique network concept, which will integrate deep, rich sites with a broad range of content and services, has the highest potential for creating sustained user traffic and revenue growth," said Steve Wadsworth, president of BVIG.

     Motro will continue as president and CEO of Infoseek until closing of the deal and through a transition period, at which point he has chosen to leave.

     "I believe in this deal and in go.com's enormous potential for category leadership," Motro said. "As I've had the chance to reflect on Infoseek's tremendous accomplishments and growth, it has become clear that this is a perfect opportunity for me to take some time off."

     "Harry was instrumental in the creation and launch of the GO network and recognized the value of combining traditional media assets with the Internet," Eisner said. "We are grateful to Harry for his leadership since the formation of GO Network and look forward to his guidance during the transition period."

     Staggs will lead an executive team that will manage the transition until closing. Key team members from BVIG include Wadsworth; Chuck Davis, president, e-commerce; Kevin Mayer, executive vice president, television network product and international; and Larry Shapiro, executive vice president, business development and operations. Team members from Infoseek will include Patrick Naughton, executive vice president, products; and Beth Haggerty, senior vice president, advertising sales and sponsorships.

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     Infoseek Corporation is the home of GO Network (www.go.com), one of the top five sites on the Internet, according to Media Metrix. In addition, Infoseek licenses its Ultraseek Server search and navigation software to companies for their own intranet, extranet and Internet sites. Infoseek is headquartered in Sunnyvale, Calif.

     Disney's Buena Vista Internet Group is responsible for creating and operating a broad array of family, entertainment, news and sports Web sites, including Disney.com, the top-ranking kids and family site; Family.com, the Web's premiere parenting resource; ABC.com, the number one TV network Web site; ABCNEWS.com, the fastest growing news site online; and ESPN.com, the Web's most popular sports site.

     Other popular BVIG Web offerings include The Disney Store Online, the Disney Travel Web site, the ESPN Store Online, the official league sites of the NFL, NBA, NASCAR, WNBA, Mr. Showbiz and Wall of Sound.

Disney and Infoseek management believe certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include but are not limited to those with respect to the potential for the combined Internet assets to offer new products and services, generate an expanded user base and leverage operational efficiencies, as well as the expected revenues and revenue growth of the combined business. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Such differences may result from the ability of the combined business to successfully develop and introduce new products and services in a competitive Internet marketplace and the ability of the companies to combine their Internet operations effectively, as well as from developments beyond the control of either company, including technological developments and changes in the economic conditions that may affect the performance of Internet operations. In addition, changes in competitive conditions and regulatory developments may affect future business performance, and changing market conditions may affect the valuation of Internet-related securities.
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Contacts after July 12:

DISNEY:
John Dreyer                (818) 560-5300
Christine Castro           (818) 560-6427
Wendy Webb                 (818) 560-5758
INFOSEEK:
Amanda Higgins             (408) 543-6930
David Allen                (408) 543-6664

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